CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 10.1(b)

FIRST AMENDMENT TO AMENDED AND RESTATED

RECEIVABLE SALES AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLE SALES AGREEMENT (“First Amendment”) dated as January 1, 2025 is made by and between The Bank of Missouri a Missouri, state-chartered bank, having its principal location in Perryville, MO (“Bank”), and Fortiva Funding, LLC, (“Fortiva”), a Georgia limited liability company, having its principal location in Atlanta, Georgia.

WHEREAS, Bank and Fortiva are parties to the Amended and Restated Receivable Sales Agreement (the “Agreement”) dated as of January 1, 2025, and mutually desire to amend it as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, Bank and Fortiva agree as follows:

1.         Amendment to Correct Misnaming of Parties in Section 6 (b).

The Parties acknowledge that the references to the Parties in Section 6 (b) of the Agreement are not consistent with the references to the Parties in Section 6 (a) of the Agreement. Accordingly, the Parties agree that Section 6 (b) of the Agreement shall be deleted in its entirety, and replaced with the following:

“With the exception of those representations and warranties contained in Section 6(a)(4), the representations and warranties set forth in this Section 6 shall be made continuously throughout the Term of this Agreement. In the event that any investigation or proceeding of the nature described in Section 6 is instituted or threatened against Bank, Bank shall promptly notify Receivables Purchaser of such pending or threatened investigation or proceeding.”

2. Amendment to Correct allocation of Collateral Account Interest in Section 33(b).

The Parties agree that Section 33(b) of the Agreement shall be deleted in its entirety, and replaced with the following:

[*****]

3.         Miscellaneous

a. Effect of Amendment. This First Amendment is hereby incorporated into and made a part of the Agreement. Except as amended by this First Amendment, all of the terms of the Agreement shall remain in full force and effect.

b. Headings and Defined Terms. Captions and headings used in this First Amendment are for convenience only and are not to be deemed to amend the Agreement. Defined terms shall have the meaning specified herein, or, if not so specified, the meaning ascribed to them in the Agreement.

c. Governing Law. This First Amendment shall be interpreted and construed in accordance with the laws of the State of Missouri, without giving effect to the rules, policies or principles thereof with respect to conflicts of laws.

d. Counterparts. This First Amendment may be executed and delivered in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date indicated below.

THE BANK OF MISSOURI By: /s/ Mark Barker Name: Mark Barker Title: Chief Contract Services Officer Date: March 28, 2025	FORTIVA FUNDING, LLC By: /s/ Brian Stone Name: Brian Stone Title: President Date: __March 28, 2025